BANKATLANTIC BANCORP, INC.


EXHIBIT 11

EARNINGS PER SHARE

The following reconciles the numerators and denominators of the basic and diluted earnings per share.


                                                                            FOR THE THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                          -----------------------------
 (In thousands, except share data )                                           2002             2001
                                                                          ------------     ------------
 BASIC EARNINGS PER SHARE
 Income before cumulative effect of a change in accounting principle      $     12,580     $      6,825
 Basic weighted average number of common shares outstanding                 57,862,267       36,502,372
 Basic earnings per share before cumulative effect of a change            ------------     ------------
   in accounting principle                                                $       0.22     $       0.19
                                                                          ------------     ------------
Cumulative effect of a change in accounting principle                     $         --     $      1,138
 Basic weighted average number of common shares outstanding                 57,862,267       36,502,372
 Basic earnings per share from cumulative effect of a change              ------------     ------------
   in accounting principle                                                $         --     $       0.03
                                                                          ------------     ------------
 Net Income                                                               $     12,580     $      7,963
 Basic weighted average number of common shares outstanding                 57,862,267       36,502,372
                                                                          ------------     ------------
 BASIC EARNINGS PER SHARE                                                 $       0.22     $       0.22
                                                                          ============     ============
 Amortization of goodwill, net of tax                                               --              991
 Basic weighted average number of common shares outstanding                 57,862,267       36,502,372
                                                                          ------------     ------------
 Basic earnings per share from amortization of goodwill                   $         --     $       0.03
                                                                          ------------     ------------
 Net income adjusted for goodwill amortization                                  12,580            8,954
 Basic weighted average number of common shares outstanding                 57,862,267       36,502,372
                                                                          ------------     ------------
 BASIC EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION              $       0.22     $       0.25
                                                                          ============     ============
 DILUTED EARNINGS PER SHARE
 Income before cumulative effect of a change in accounting principle      $     12,580     $      6,825
 Interest expense on convertible debentures                                        440            1,027
                                                                          ------------     ------------
 Income available after assumed conversion                                $     13,020     $      7,852
                                                                          ------------     ------------
 Basic weighted average shares outstanding                                  57,862,267       36,502,372
 Common stock equivalents resulting from convertible debentures              4,094,414       13,066,115
 Common stock equivalents resulting from restricted stock and options        3,250,786        1,003,256
                                                                          ------------     ------------
 Diluted weighted average shares outstanding                                65,207,467       50,571,743
                                                                          ------------     ------------
 Diluted earnings per share before cumulative effect of a change
   in accounting principle                                                $       0.20     $       0.15
                                                                          ------------     ------------
Cumulative effect of a change in accounting principle                     $         --     $      1,138
 Diluted weighted average shares outstanding                                65,207,467       50,571,743
 Diluted earnings per share from cumulative effect of a change            ------------     ------------
   in accounting principle                                                $         --     $       0.03
                                                                          ============     ============
 Income available after assumed conversion                                $     13,020     $      8,990
 Diluted weighted average shares outstanding                                65,207,467       50,571,743
                                                                          ------------     ------------
 DILUTED EARNINGS PER SHARE                                               $       0.20     $       0.18
                                                                          ============     ============
 Amortization of goodwill, net of tax                                     $         --     $        991
 Diluted weighted average shares outstanding                                65,207,467       50,571,743
                                                                          ------------     ------------
 Diluted earnings per share from amortization of goodwill                 $         --     $       0.02
                                                                          ============     ============
 Income available after assumed conversion adjusted for
   goodwill amortization                                                  $     13,020     $      9,981
 Diluted weighted average shares outstanding                                65,207,467       50,571,743
                                                                          ------------     ------------
 DILUTED EARNINGS PER SHARE ADJUSTED FOR GOODWILL AMORTIZATION            $       0.20     $       0.20
                                                                          ============     ============
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